UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023 (May 2, 2023)

S&P Global Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street
New York, New York	10041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 438-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 2, 2023, IHS Markit Ltd., a Bermuda exempted company limited by shares (“Seller”) and an indirect wholly-owned subsidiary of S&P Global Inc. (“SPGI”), completed the previously announced sale of its global engineering solutions business to Allium Buyer LLC, a Delaware limited liability company (“Purchaser”) controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P., pursuant to a Securities and Asset Purchase Agreement, dated as of January 14, 2023, by and between Seller and Purchaser (as amended from time to time, the “Agreement”), for a purchase price of $975,000,000 in cash, subject to customary adjustments, as specified in the Agreement (the “Transaction”).

The foregoing description of the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which was filed as Exhibit 2 to SPGI’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 27, 2023, and the full text of which is incorporated herein by reference.

On May 2, 2023, SPGI issued a press release announcing the completion of the Transaction. A copy of SPGI’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Securities and Asset Purchase Agreement, dated January 14, 2023, by and between IHS Markit Ltd. and Allium Buyer LLC (incorporated by reference to Exhibit 2 to SPGI’s Quarterly Report on Form 10-Q, filed on April 27, 2023)

99.1	Press Release, dated May 2, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: May 4, 2023

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